PTC ANNOUNCES FIRST QUARTER FISCAL YEAR 2019 RESULTS Revenue, Operating Margin and EPS Exceed Guidance; Completes Subscription Transition; Raises Revenue and Free Cash Flow Guidance BOSTON, MA, JANUARY 23, 2019 - PTC (NASDAQ: PTC) today reported financial results for its fiscal first quarter 2019. Financial Summary - ASC 606 (1) • Revenue of $335 million • GAAP net income was $21 million or $0.18 per diluted share; non-GAAP net income was $67 million or $0.56 per diluted share • GAAP operating margin of 9%; non-GAAP operating margin of 27% Financial Summary ASC 605 (1) • Revenue of $339 million • GAAP net income was $19 million or $0.16 per diluted share; non-GAAP net income was $68 million or $0.57 per diluted share • GAAP operating margin of 10%; non-GAAP operating margin of 28% (1) We adopted ASC 606 on October 1, 2018, which impacted our reported financial results, including the timing and classification of revenue. For comparability purposes, and unless otherwise specified, the amounts included in the commentary below refer to results under ASC 605, as shown in our financial statements, including the notes thereto. “Our financial performance in the first quarter was solid, with revenue, operating margin and EPS results exceeding our expectations,” said James Heppelmann, President and CEO. “We continued to make important strides against our major strategic initiatives during the quarter, most notably, we successfully completed our transition to a subscription business model.” Other first quarter 2019 results: Additional operating and financial highlights are set forth below. Information about our bookings and other reporting measures (as updated) is provided below. We adopted ASC 606 on October 1, 2018, which impacted our reported financial results, including the timing and classification of revenue. For comparability purposes, and unless otherwise specified, the amounts included in the commentary below refer to results under ASC 605 as shown in our financial statements, including the notes thereto. For additional details, please refer to the prepared remarks and financial data tables that have been posted to the Investor Relations section of our website at investor.ptc.com. Additional Operating Highlights: License and subscription bookings: Q1’19 license and subscription bookings were $101 million, consistent with last year on a constant currency basis. Software revenue: Q1’19 software revenue was $299 million, an increase of 13% year over year or 15% in constant currency. Recurring Software revenue: Q1’19 software recurring revenue was $258 million, an increase of 11% year over year or 13% in constant currency, despite one less day in the quarter, negatively impacting growth by about 100 bps.

IoT software revenue: Q1’19 IoT software revenue was $34 million, up 30% year over year or 31% on a constant currency basis, driven by 35% constant currency growth in recurring IoT software revenue. Annualized recurring revenue (ARR): Q1’19 ARR was $1,045 million, an increase of 13% year over year and the eighth consecutive quarter of double-digit year-over-year growth. Deferred revenue: Billed deferred revenue increased 15% year over year to $496 million. Total deferred revenue – billed and unbilled - increased $191 million or 16% year over year. Billed Deferred Revenue primarily relates to software agreements invoiced to customers for which the revenue has not yet been recognized. Billed Deferred Revenue fluctuates quarterly based upon the contractual billings dates in our recurring revenue contracts, the timing of our fiscal reporting periods, and FX impacts. Operating margin: GAAP operating margin in the first quarter was 10%, compared to 6% in the same period last year; non-GAAP operating margin was 28%, compared to 16% in the same period last year. Total cash, cash equivalents, and marketable securities: As of the end of the first quarter total cash, cash equivalents, and marketable securities was $333 million and total debt, net of deferred issuance costs, was $778 million. Restructuring: Restructuring related to our workforce realignment was $17 million. Management's 2019 Financial Outlook: The Company's second quarter and fiscal year 2019 revenue and diluted earnings per share guidance is provided below. The revenue and diluted earnings per share guidance is provided on both a GAAP and a non-GAAP basis, and in accordance with both ASC 606 and ASC 605. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, acquisition-related transaction costs, restructuring charges and measurement-period adjustments related to the Tax Cuts and Jobs Act. Page 2 of 12

Fiscal 2019 Business Outlook – ASC 606

For the second quarter and fiscal year ending September 30, 2019, the company expects:

In millions except per share amounts

Operating Measures [1]	Q2'19 Low	Q2'19 High	FY'19 Low	FY'19 High
Subscription ACV	$ 50	$ 55	$ 216	$ 224
License and Subscription Bookings	$ 107	$ 120	$ 500	$ 520
Subscription % of Bookings	93%	93%	86%	86%

[1] An explanation of the metrics included in this table is provided below.

Financial Measures	Q2'19 Low	Q2'19 High	FY'19 Low	FY'19 High
Total Subscription Revenue	$ 130	$ 141	$ 581	$ 622
Perpetual Support Revenue	105	106	432	433
Total Recurring Revenue	$235	$247	$1,013	$1,055
Perpetual License Revenue	9	10	62	70
Total Software Revenue	244	257	1,075	1,125
Professional Services Revenue	39	41	170	170
Total Revenue	$ 283	$ 298	$ 1,245	$ 1,295
Operating Expense (GAAP)	$ 237	$ 238	$ 899	$ 903
Operating Expense (Non-GAAP)	178	179	724	728
Operating Margin (GAAP)	(12%)	(6%)	2%	5%
Operating Margin (Non-GAAP)	12%	17%	19%	22%
Tax Rate (GAAP)	30%	30%	30%	30%
Tax Rate (Non-GAAP)	19%	18%	19%	17%
Shares Outstanding	120	120	119	119
EPS (GAAP)	$ (0.27)	$(0.17)	$ (0.10)	$ 0.18
EPS (Non-GAAP)	$ 0.15	$ 0.27	$ 1.35	$ 1.70
Free Cash Flow			$ 265	$ 275
Adjusted Free Cash Flow			$ 290	$ 300

The second quarter and fiscal 2019 non-GAAP operating margin and non-GAAP EPS guidance exclude the estimated items outlined in the table below, as well as any tax effects and discrete tax items (which are not known nor reflected). Adjusted free cash flow excludes $25 million of restructuring payments related to our Q1'19 workforce realignment and headquarters relocation. From a cash perspective, the free rent and estimated sublease income on Seaport headquarters total approximately $30 million, as compared to the estimated net cash flows of $29 million on the Needham headquarters.

In millions	Q2'19	FY'19
Effect of acquisition accounting on fair value of acquired deferred revenue	$0	($1)
Acquisition related charges	$0	$1
Restructuring and headquarters relocation charges [1]	24	42
Intangible asset amortization expense	13	51
Stock-based compensation expense	32	121
Total Estimated Pre-Tax GAAP adjustments	$ 69	$ 214

[1] Includes our Q119 workforce realignment and charges related to our headquarters relocation. The headquarters relocation charges include accelerated depreciation expense associated with exiting the Needham headquarters facility and relocating to our new worldwide headquarters in the Boston Seaport District, which occurred in January 2019. Because the Needham lease will not expire until November 2022, we have been seeking to sublease that space, but have not yet done so. As a result, we will bear overlapping rent obligations for those premises and, in Q2, expect to incur a restructuring charge of approximately $24 million, based on the net present value of remaining lease commitments net of estimated sublease income. From a cash perspective, the free rent and estimated sublease income on Seaport headquarters total approximately $30 million, as compared to the estimated net cash flows of $29 million on the Needham headquarters. Additionally, we will incur other costs associated with the move which will be recorded as incurred.

Page 3 of 12

Fiscal 2019 Business Outlook – ASC 605

For the second quarter and fiscal year ending September 30, 2019, the company expects:

In millions except per share amounts

Operating Measures [1]	Q2'19 Low	Q2'19 High	FY'19 Low	FY'19 High
Subscription ACV	$ 50	$ 55	$ 216	$ 224
License and Subscription Bookings	107	120	$ 500	$ 520
Subscription % of Bookings	93%	93%	86%	86%

[1] An explanation of the metrics included in this table is provided below.

Financial Measures	Q2'19 Low	Q2'19 High	FY'19 Low	FY'19 High
Subscription Revenue	$ 156	$ 160	$ 670	$ 677
Support Revenue	106	106	430	433
Perpetual License Revenue	9	10	67	70
Total Software Revenue	271	276	1,167	1,180
Professional Services Revenue	39	39	158	160
Total Revenue	$ 310	$ 315	$ 1,325	$ 1,340
Operating Expense (GAAP)	$ 238	$ 241	$ 923	$ 928
Operating Expense (Non-GAAP)	179	182	748	753
Operating Margin (GAAP)	(3%)	(2%)	6%	7%
Operating Margin (Non-GAAP)	19%	20%	23%	23%
Tax Rate (GAAP)	30%	30%	30%	30%
Tax Rate (Non-GAAP)	19%	18%	19%	18%
Shares Outstanding	120	120	119	119
EPS (GAAP)	($0.13)	($0.10)	$ 0.25	$ 0.32
EPS (Non-GAAP)	$ 0.31	$ 0.36	$ 1.75	$ 1.85
Free Cash Flow			$ 265	$ 275
Adjusted Free Cash Flow			$ 290	$ 300

The second quarter and fiscal 2019 non-GAAP operating margin and non-GAAP EPS guidance exclude the estimated items outlined in the table below, as well as any tax effects and discrete tax items (which are not known nor reflected). Adjusted free cash flow excludes $25 million of restructuring payments related to our Q1'19 workforce realignment and headquarters relocation. From a cash perspective, the free rent and estimated sublease income on Seaport headquarters total approximately $30 million, as compared to the estimated net cash flows of $29 million on the Needham headquarters.

In millions	Q2'19	FY'19
Effect of acquisition accounting on fair value of acquired deferred revenue	$0	($1)
Acquisition related charges	$0	$1
Restructuring and headquarters relocation charges [1]	24	42
Intangible asset amortization expense	13	51
Stock-based compensation expense	32	121
Total Estimated Pre-Tax GAAP adjustments	$ 69	$ 214

[1] Includes our Q119 workforce realignment and charges related to our headquarters relocation. The headquarters relocation charges include accelerated depreciation expense associated with exiting the Needham headquarters facility and relocating to our new worldwide headquarters in the Boston Seaport District, which occurred in January 2019. Because the Needham lease will not expire until November 2022, we have been seeking to sublease that space, but have not yet done so. As a result, we will bear overlapping rent obligations for those premises and, in Q2, expect to incur a restructuring charge of approximately $24 million, based on the net present value of remaining lease commitments net of estimated sublease income. From a cash perspective, the free rent and estimated sublease income on Seaport headquarters total approximately $30 million, as compared to the estimated net cash flows of $29 million on the Needham headquarters. Additionally, we will incur other costs associated with the move which will be recorded as incurred.

Page 4 of 12

PTC’s Fiscal First Quarter Results Conference Call, Prepared Remarks and Data Tables Prepared remarks and financial data tables have been posted to the Investor Relations section of our website at ptc.com. The Company will host a management presentation to discuss results at 5:00 pm ET on Wednesday, January 23, 2019. To access the live webcast, please visit PTC’s Investor Relations website at investor.ptc.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. To participate in the live conference call, dial 773-799-3757 or 800-857-5592 and provide the passcode PTC. The call will be recorded and a replay will be available for 10 days following the call by dialling 866-386-1317 and entering the passcode 9107. The archived webcast will also be available on PTC’s Investor Relations website. Bookings Metrics We offer both perpetual and subscription licensing options to our customers, as well as monthly software rentals for certain products. Given the difference in revenue recognition between the sale of a perpetual software license and a subscription, we use bookings for internal planning, forecasting and reporting of new license and cloud services transactions. In order to normalize between perpetual and subscription licenses, we define subscription bookings as the subscription annualized contract value (subscription ACV) of new subscription contracts multiplied by a conversion factor of 2. We arrived at the conversion factor of 2 by considering a number of variables including pricing, support, length of term, and renewal rates. We define subscription ACV as the total value of a new subscription contract (which may include annual values that increase over time) divided by the term of the contract (in days) multiplied by 365. If the term of the subscription contract is less than a year, and is not associated with an existing contract, the booking is equal to the total contract value. Beginning in Q3’18, minimum ACV commitments under our Strategic Alliance Agreement with Rockwell Automation are included in subscription ACV if the period-to-date minimum ACV commitment exceeds actual ACV sold under the Agreement. License and subscription bookings equal subscription bookings (as described above) plus perpetual license bookings. Because subscription bookings is a metric we use to approximate the value of subscription sales if sold as perpetual licenses, it does not represent the actual revenue that will be recognized with respect to subscription sales or that would be recognized if the sales were perpetual licenses, nor does the annualized value of monthly software rental bookings represent the value of any such booking. Total Deferred Revenue Total Deferred Revenue consists of Billed Deferred Revenue and Unbilled Deferred Revenue. Unbilled deferred revenue is the aggregate of booked orders for license, support and subscription (including multi- year subscription contracts with start dates after October 1, 2018 that are subject to a limited annual cancellation right) for which the associated revenue has not been recognized and the customer has not been invoiced. We do not record Unbilled Deferred Revenue on our Consolidated Balance Sheet; we record such amounts as deferred revenue when we invoice the customer. Billed Deferred Revenue primarily relates to software agreements invoiced to customers for which the revenue has not yet been recognized. Billed deferred revenue can fluctuate quarterly based upon the contractual billing dates in our recurring revenue contracts, the timing of our fiscal reporting periods and foreign exchange rates. Software Revenue Any reference to “total recurring software revenue” or “recurring software revenue” means the sum of subscription revenue and support revenue. Any reference to “total software revenue” or “software revenue” means the sum of subscription revenue, support revenue and perpetual license revenue. “Subscription revenue” includes cloud services revenue. Navigate Allocation Revenue and bookings for Navigate™, a ThingWorx-based IoT solution for PLM, are allocated 50% to Solutions and 50% to IoT. Annualized Recurring Revenue (ARR) To help investors understand and assess the success of our subscription transition, we provide an Annualized Recurring Revenue operating measure. Annualized Recurring Revenue (ARR) for a given quarter is calculated by dividing the portion of non-GAAP software revenue attributable to subscription and support for the quarter by the number of days in the quarter and multiplying by 365. (A related metric is Page 5 of 12

Subscription ARR, which is calculated by dividing the portion of non-GAAP revenue attributable to subscriptions for the quarter by the number of days in the quarter and multiplying by 365.) ARR should be viewed independently of revenue and deferred revenue as it is an operating measure and is not intended to be combined with or to replace either of those items. ARR is not a forecast of future revenue, which can be impacted by contract expiration and renewal rates and does not include revenue reported as perpetual license or professional services revenue in our consolidated statement of income. Subscription and support revenue and ARR disclosed in a quarter can be impacted by multiple factors, including but not limited to (1) the timing of the start of a contract or a renewal, including the impact of on-time renewals, support win-backs, and support conversions, which may vary by quarter, (2) the ramping of committed monthly payments under a subscription agreement over time, (3) multiple other contractual factors with the customer including other elements sold with the subscription or support contract, and (4) the impact of currency fluctuations. These factors can cause disclosed ARR to vary. Constant Currency Change Metric Year-over-year changes in revenue and bookings on a constant currency basis compare reported results excluding the effect of any hedging converted into U.S. dollars based on the corresponding prior year’s foreign currency exchange rates to reported results for the comparable prior year period. Important Information About Non-GAAP References PTC provides non-GAAP supplemental information to its financial results. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non- GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results and such items often recur. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results. Non-GAAP revenue, non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: fair value of acquired deferred revenue, fair value adjustment to deferred services cost, stock-based compensation, amortization of acquired intangible assets, acquisition-related and other transactional charges included in general and administrative costs, restructuring charges, headquarters relocation charges, and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2018. A reconciliation of non-GAAP measures to GAAP results is provided within this press release. PTC also provides information on “free cash flow” and “adjusted free cash flow” to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goal of returning approximately 40% of our free cash flow to shareholders via stock repurchases. Free cash flow is net cash provided by (used in) operating activities less capital expenditures; adjusted free cash flow is free cash flow excluding restructuring payments and certain identified non-ordinary course payments. Free cash flow and adjusted free cash flow are not measures of cash available for discretionary expenditures. Forward-Looking Statements Statements in this press release that are not historic facts, including statements about our future financial and growth expectations and targets, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may deteriorate due to, among other factors, the U.S. government shutdown, the focus on technology transactions with non-U.S. entities and potential expanded prohibitions, and ongoing trade tensions and tariffs; customers may not purchase our solutions or Page 6 of 12 convert existing support contracts to subscription when or at the rates we expect; our businesses, including our Internet of Things (IoT) business, and Augmented Reality businesses, may not expand and/or generate the revenue we expect; foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense; the mix of revenue between license & subscription solutions, support and professional services could be different than we expect, which could impact our EPS results; our transition to subscription-only licensing could adversely affect sales and revenue; sales of our solutions as subscriptions may not have the longer-term effect on revenue and earnings that we expect; bookings associated with minimum ACV commitments under our Strategic Alliance Agreement with Rockwell Automation may not result in subscription contracts sold through to end-user customers; our strategic initiatives and investments may not generate the revenue we expect; we may be unable to expand our partner ecosystem as we expect and our partners may not generate the revenue we expect; we may be unable to generate sufficient operating cash flow to return 40% of free cash flow to shareholders and other uses of cash or our credit facility limits or other matters could preclude share repurchases. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. About PTC (NASDAQ: PTC) PTC helps companies around the world reinvent the way they design, manufacture, operate, and service things in and for a smart, connected world. In 1986 we revolutionized digital 3D design, and in 1998 were first to market with Internet-based product lifecycle management. Today, our leading industrial innovation platform and field-proven solutions enable you to unlock value at the convergence of the physical and digital worlds. With PTC, manufacturers and an ecosystem of partners and developers can capitalize on the promise of the Internet of Things and augmented reality technology today and drive the future of innovation. PTC.com @PTC Blogs PTC Investor Relations Contacts Tim Fox, 781-370-5961 Noelle Faris, 781-370-6899 tifox@ptc.com nfaris@ptc.com Page 7 of 12

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		
	December 29, 2018 ASC 606	December 29, 2018 ASC 605	December 30, 2017 ASC 605
Revenue:			
Subscription license	$ 63,517		
Subscription support & cloud services	77,424		
Total Subscription	140,941	$ 148,413	$ 100,008
Perpetual support	110,497	109,225	131,197
Total recurring revenue	251,438	257,638	231,205
Perpetual license	41,805	41,750	33,985
Total software revenue	293,243	299,388	265,190
Professional services	41,446	39,369	41,454
Total revenue [1]	334,689	338,757	306,644
Cost of revenue:			
Cost of software revenue [2] [3]	43,760	42,977	46,616
Cost of professional services revenue [2] [3]	33,592	32,219	36,419
Total cost of revenue	77,352	75,196	83,035
Gross margin	257,337	263,561	223,609
Operating expenses:			
Sales and marketing [2] [3]	104,218	107,304	99,375
Research and development [2] [3]	60,782	60,782	63,972
General and administrative [2] [3]	37,864	37,864	35,020
Amortization of acquired intangible assets	5,936	5,936	7,821
Restructuring and headquarters charges, net	18,493	18,493	105
Total operating expenses	227,293	230,379	206,293
Operating income	30,044	33,182	17,316
Other expense, net [3]	(9,621)	(9,728)	(10,845)
Income before income taxes	20,423	23,454	6,471
Benefit for income taxes [4]	(562)	4,206	(7,406)
Net income	$ 20,985	$ 19,248	$ 13,877
Earnings per share:			
Basic	$ 0.18	$ 0.16	$ 0.12
Weighted average shares outstanding	118,323	118,323	115,731
Diluted	$ 0.18	$ 0.16	$ 0.12
Weighted average shares outstanding	119,638	119,638	117,656

(1) See supplemental financial data for revenue by license, support, and professional services.
(2) See supplemental financial data for additional information about stock-based compensation.
(3) In the first quarter of fiscal 2019, we adopted Accounting Standards Update (ASU) 2017-07 - *Improving the presentation of net periodic pension cost and net periodic postretirement benefit cost* . In accordance with this guidance, we reclassified $0.2 million of non-service related net periodic pension income to other expense, net from cost of revenue and operating expenses for the three months ended December 30, 2017.
(4) In Q1'18 our effective tax rate includes a benefit of $7 million relating to the enactment of the Tax Cuts and Jobs Act.

Page 8 of 12

PTC Inc. NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED) (in thousands, except per share data) Revenue by license, support and services is as follows: Three Months Ended December 29, December 29, December 30, 2018 2018 2017 ASC 606 ASC 605 ASC 605 License revenue (1) $ 105,322 $ 173,905 $ 119,518 Support and cloud services revenue 187,921 125,483 145,672 Professional services revenue 41,446 39,369 41,454 Total revenue $ 334,689 $ 338,757 $ 306,644 (1) Under ASC 605, all subscription revenue is classified as license revenue. The amounts in the income statement include stock-based compensation as follows: Three Months Ended December 29, December 29, December 30, 2018 2018 2017 ASC 606 ASC 605 ASC 605 Cost of software revenue $ 1,297 $ 1,297 $ 1,221 Cost of professional services revenue 1,814 1,814 1,706 Sales and marketing 9,722 9,722 4,879 Research and development 4,900 4,900 2,960 General and administrative 11,674 11,674 7,565 Total stock-based compensation $ 29,407 $ 29,407 $ 18,331 Page 9 of 12

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		
	December 29, 2018 ASC 606	December 29, 2018 ASC 605	December 30, 2017 ASC 605
GAAP revenue	$ 334,689	$ 338,757	$ 306,644
Fair value adjustment of acquired deferred subscription revenue	66	66	117
Fair value adjustment of acquired deferred services revenue	207	207	246
Non-GAAP revenue	$ 334,962	$ 339,030	$ 307,007
GAAP gross margin	$ 257,337	$ 263,561	$ 223,609
Fair value adjustment of acquired deferred revenue	273	273	363
Fair value adjustment to deferred services cost	(85)	(85)	(104)
Stock-based compensation	3,111	3,111	2,927
Amortization of acquired intangible assets included in cost of revenue	6,717	6,717	6,675
Non-GAAP gross margin	$ 267,353	$ 273,577	$ 233,470
GAAP operating income	$ 30,044	$ 33,182	$ 17,316
Fair value adjustment of acquired deferred revenue	273	273	363
Fair value adjustment to deferred services cost	(85)	(85)	(104)
Stock-based compensation	29,407	29,407	18,331
Amortization of acquired intangible assets included in cost of revenue	6,717	6,717	6,675
Amortization of acquired intangible assets	5,936	5,936	7,821
Acquisition-related and other transactional charges included in general and administrative costs	419	419	7
Restructuring charges, net	16,586	16,586	105
Headquarters relocation charges	1,907	1,907	-
Non-GAAP operating income (1)	$ 91,204	$ 94,342	$ 50,514
GAAP net income	$ 20,985	$ 19,248	$ 13,877
Fair value adjustment of acquired deferred revenue	273	273	363
Fair value adjustment to deferred services cost	(85)	(85)	(104)
Stock-based compensation	29,407	29,407	18,331
Amortization of acquired intangible assets included in cost of revenue	6,717	6,717	6,675
Amortization of acquired intangible assets	5,936	5,936	7,821
Acquisition-related and other transactional charges included in general and administrative costs	419	419	7
Restructuring charges, net	16,586	16,586	105
Headquarters relocation charges	1,907	1,907	-
Income tax adjustments (2)	(14,855)	(12,141)	(11,000)
Non-GAAP net income	$ 67,290	$ 68,267	$ 36,075
GAAP diluted earnings per share	$ 0.18	$ 0.16	$ 0.12
Fair value adjustment of acquired deferred revenue	-	-	-
Stock-based compensation	0.25	0.25	0.16
Amortization of acquired intangibles	0.11	0.11	0.12
Acquisition-related and other transactional charges	-	-	-
Restructuring charges, net	0.14	0.14	-
Headquarters relocation charges	0.02	0.02	-
Income tax adjustments	(0.12)	(0.10)	(0.09)
Non-GAAP diluted earnings per share	$ 0.56	$ 0.57	$ 0.31

(1) Operating margin impact of non-GAAP adjustments:

	Three Months Ended		
	December 29, 2018 ASC 606	December 29, 2018 ASC 605	December 30, 2017 ASC 605
GAAP operating margin	9.0%	9.8%	5.7%
Fair value adjustment of acquired deferred revenue	0.1%	0.1%	0.1%
Fair value adjustment to deferred services cost	0.0%	0.0%	0.0%
Stock-based compensation	8.8%	8.7%	6.0%
Amortization of acquired intangibles	3.8%	3.7%	4.7%
Acquisition-related and other transactional charges	0.1%	0.1%	0.0%
Restructuring charges, net	5.0%	4.9%	0.0%
Headquarters relocation charges	0.6%	0.6%	0.0%
Non-GAAP operating margin	27.2%	27.8%	16.5%

(2) We have recorded a full valuation allowance against our U.S. net deferred tax assets. As we are profitable on a non-GAAP basis, the 2019 and 2018 non-GAAP tax provisions are being calculated assuming there is no valuation allowance. Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. We have recorded the impact of the Tax Cuts and Jobs Act in our Q1'18 GAAP earnings, resulting in a non-cash benefit of approximately $7 million. We have excluded this benefit from our non-GAAP results.

Page 10 of 12

PTC Inc. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) December 29, December 29, September 30, 2018 2018 2018 ASC 606 (1) ASC 605 ASC 605 ASSETS Cash and cash equivalents $ 276,990 $ 276,990 $ 259,946 Marketable securities 55,652 55,652 55,951 Accounts receivable, net 385,672 138,989 129,297 Property and equipment, net 107,359 107,359 80,613 Goodwill and acquired intangible assets, net 1,435,985 1,435,985 1,382,659 Other assets 490,189 475,035 420,556 Total assets $ 2,751,847 $ 2,490,010 $ 2,329,022 LIABILITIES AND STOCKHOLDERS' EQUITY Deferred revenue $ 336,129 $ 492,937 $ 499,442 Debt, net of deferred issuance costs 778,484 778,484 643,268 Other liabilities 316,065 265,207 311,723 Stockholders' equity 1,321,169 953,382 874,589 Total liabilities and stockholders' equity $ 2,751,847 $ 2,490,010 $ 2,329,022 (1) The Company’s consolidated balance sheet as of December 29, 2018 under ASC 606 is preliminary, pending final adjustments required as a result of our adoption of ASC 606 in the first quarter of 2019. We expect the adjustments to be finalized prior to the filing of our Form 10-Q for the first quarter of 2019. Page 11 of 12

PTC Inc. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) Three Months Ended December 29, December 30, 2018 2017 Cash flows from operating activities: Net income $ 20,985 $ 13,877 Stock-based compensation 29,407 18,331 Depreciation and amortization 20,053 21,046 Accounts receivable 24,586 21,603 Accounts payable and accruals (39,075) (53,057) Deferred revenue (20,999) 22,055 Income taxes (21,668) (14,272) Other (1) 7,925 (4,068) Net cash provided by operating activities (3) 21,214 25,515 Capital expenditures (30,332) (6,377) Acquisition of businesses, net of cash acquired (2) (69,556) - Purchase of intangible asset - (2,500) Borrowings (payments) on debt, net 135,000 30,000 Costs associated with issuance of common stock (4,640) - Payments of withholding taxes in connection with vesting of stock-based awards (33,788) (33,488) Contingent consideration (1,575) (3,176) Other financing & investing activities (1,324) (508) Foreign exchange impact on cash 2,041 2,598 Net change in cash, cash equivalents, and restricted cash (1) 17,040 12,064 Cash, cash equivalents, and restricted cash, beginning of period 261,093 281,209 Cash, cash equivalents, and restricted cash, end of period $ 278,133 $ 293,273 (1) In the first quarter of fiscal 2019, we adopted Accounting Standards Update (ASU) 2016-18 - Statement of Cash Flows (Topic 230). In accordance with this guidance, we excluded the $0.4 million increase related to the change in restricted cash from the change in other current assets for the three months ended December 30, 2017. (2) In the three months ended December 29, 2018, we acquired Frustum for $70 million, net of cash acquired. (3) The Company’s consolidated cash flows as of December 29, 2018 under ASC 606 is preliminary, pending final balance sheet adjustments required as a result of our adoption of ASC 606 in the first quarter of 2019, which will impact components of operating cash flow, but not total cash from operating activities. We expect the adjustments to be finalized prior to the filing of our Form 10-Q for the first quarter of 2019. Page 12 of 12